UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Refinancing Support Agreement

On December 6, 2016, Cumulus Media Inc. (the “Company”), Cumulus Media Holdings Inc. (“Holdings”), a direct wholly-owned subsidiary of the Company, and certain other direct and indirect subsidiaries of Holdings entered into a refinancing support agreement (the “Refinancing Support Agreement”) with holders (the “Supporting Noteholders”) of approximately $349.7 million, or 57.3%, of the aggregate principal amount of the outstanding 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Holdings and guaranteed by the Company. The Refinancing Support Agreement sets forth the terms of a refinancing of the Outstanding Notes and pursuant to its terms the Supporting Noteholders have agreed to tender their Outstanding Notes in a contemplated exchange offer (the “Exchange Offer”), subject to certain conditions set forth in the Refinancing Support Agreement. The Refinancing Support Agreement provides that the Company will commence the Exchange Offer pursuant to which holders of the Outstanding Notes may exchange such Outstanding Notes for a combination of debt and equity as described below. The Refinancing Support Agreement is the result of arms’ length negotiations with the Supporting Noteholders.

The obligations of the Company and the Supporting Noteholders under the Refinancing Support Agreement, including the obligation of the Supporting Noteholders to tender their Outstanding Notes in the Exchange Offer, is subject to the conditions set forth in the Refinancing Support Agreement, including:

•	the Company having received either (i)(A) an order of a court of competent jurisdiction (a) declaring that (x) the transactions contemplated therein are not in violation of the existing credit agreement and (y) no Default or Event of Default (as such terms are defined in each of the existing credit agreement and the Outstanding Notes) exists as a result of the consummation of the transactions contemplated therein (the “Approval Order”) and (b) requiring the Administrative Agent (as defined herein) to execute a consent to the assignment of the lenders’ commitments under the existing revolving credit facility under the existing credit agreement (the “existing revolver”) to the new revolving lender (as defined herein) (the “Agent Consent”) and each of the documents to which it will be a party pursuant to the transactions contemplated in the Refinancing Support Agreement or (ii) each of (A) a written acknowledgment executed by the Administrative Agent (or the successor thereto) that it will execute the Agent Consent and each of the documents to which it will be a party pursuant to the transactions contemplated in the Refinancing Support Agreement and (B) if applicable, one or more amendments to the existing credit agreement (other than the amendments to the existing revolver contemplated in connection with the Exchange Offer) that may be agreed-to by the Company in connection with the foregoing to the extent the Company determines in good faith, in consultation with the Supporting Noteholders, that such amendments are required to obtain the acknowledgment described in clause (A);

•	the Administrative Agent (or any successor thereto) having executed and delivered to the Company the Agent Consent and the Administrative Agent and each other relevant party having executed and delivered to the Company each of the documents to which it is a party pursuant to the transactions contemplated in the Refinancing Support Agreement;

•	the Noteholder Directors having been elected or designated to serve as directors of the Company;

•	at least 95% of the Outstanding Notes having been tendered in the Exchange Offer; and

•	the Company having received the requisite shareholder approvals for (i) the issuance of the Class A common stock to eligible holders in the Exchange Offer and (ii) the amendment of its certificate of incorporation.

The Company’s obligations under the Refinancing Support Agreement are subject to a number of conditions, including that the Approval Order must have become a final non-appealable order.

In addition, the Supporting Noteholders’ obligations under the Refinancing Support Agreement are subject to a number of conditions, including:

•	the Company not having entered into any amendment, restatement, supplement or other modification to the existing credit agreement, or any other agreement with the lenders under the existing credit agreement, that (i) materially impairs the Company’s ability to consummate the transaction contemplated in the Refinancing Support Agreement or (ii) materially and adversely affects the economic interests of a Supporting Noteholder in its capacity, collectively, as a holder of revolving loans (as defined herein) and Class A common stock;

•	no development or event has or could reasonably be expected to have a “Material Adverse Effect,” as defined in the existing credit agreement; and

•	the Company shall have filed an amended and restated certificate of incorporation with the Delaware Secretary of State, providing for the issuance of shares of Class D common stock and Class E common stock (each as defined herein) to certain Supporting Noteholders, and such amended and restated certificate of incorporation shall be in full force and effect.

The Refinancing Support Agreement may be terminated by either (i) at least two Supporting Noteholders holding, together, at least 50.1% by principal face amount of all Outstanding Notes held by the Supporting Noteholders (such group of Supporting Noteholders, the “Majority Supporting Noteholders”) upon, among other things, (a) a material breach by the Company of the Refinancing Support Agreement that is not cured after notice thereof, (b) certain bankruptcy events at the Company or its subsidiaries, (c) certain defaults under the indenture governing the Outstanding Notes, (d) notice that the Company is no longer pursuing the transactions contemplated by the Refinancing Support Agreement in accordance with the terms thereof, (e) the failure to meet certain deadlines regarding the Exchange Offer and the shareholder vote contemplated by the Refinancing Support Agreement, (f) the failure of the shareholders to approve proposed changes to the certificate of incorporation and the issuance of stock by January 27, 2017 (subject to specified permitted extensions as described further below) and (g) the failure of the Company to commence the Exchange Offer by December 12, 2016, or (ii) the Company upon, among other things, (a) a material breach by any Supporting Noteholder of the Refinancing Support Agreement that is not cured after notice thereof, (b) a failure by a Supporting Noteholder to tender its Outstanding Notes after notice of such failure, (c) the failure of at least 95% of the Outstanding Notes to be tendered in the Exchange Offer, and (d) a determination by the Company that pursuing the transactions contemplated by the Refinancing Support Agreement is inconsistent with its fiduciary duties.

In addition, the Refinancing Support Agreement will automatically terminate in accordance with its terms on January 27, 2017 (as such date may be extended, the “Outside Date”), provided that (i) the Company, in its sole and absolute discretion, may, on no more than two (2) occasions, extend such Outside Date to a subsequent date on or prior to March 13, 2017, provided certain conditions have been met, (ii) to the extent that the SEC undertakes review of the preliminary proxy statement prepared by the Company in connection with the shareholder vote contemplated by the Refinancing Support Agreement, the Company, in its sole and absolute discretion, may, on no more than two (2) occasions, extend such Outside Date to a subsequent date on or prior to May 20, 2017 and (iii) under certain specified circumstances, the Majority Supporting Noteholders may extend the Outside Date in thirty (30) day increments to a subsequent date on or prior to October 23, 2017.

In connection with the Exchange Offer, the new revolving lender and those Eligible Holders receiving revolving loans in the Exchange Offer (the “exchanging revolving lenders”) will seek an assignment of the revolving commitments (the “revolving commitments”) currently held by the lenders under our existing revolver, which will become effective upon the consent of the Administrative Agent, which may not be unreasonably withheld or delayed. To the extent any revolving commitments remain unassigned to either the new revolving lender or to the exchanging revolving lenders at the Settlement Date, the aggregate principal amount of such undrawn revolving commitments will be, when borrowed to refinance the Outstanding Notes, distributed on the Settlement Date in cash on a pro rata basis to Eligible Holders participating in the Exchange Offer in lieu of a like amount of revolving loans or participation interests, as applicable, such Eligible Holder would otherwise be entitled to receive in the Exchange Offer.

Pursuant to the Refinancing Support Agreement, the Supporting Noteholders have agreed that (i) from and at the date of the Refinancing Support Agreement through the settlement date of the Exchange Offer (the “Settlement Date”), each Supporting Noteholder will not acquire beneficial ownership of (a) shares of the Company’s Class A common stock (the “Class A common stock”) or the Outstanding Notes to the extent such acquisition would result in both (x) such Supporting Noteholder qualifying as a 5% shareholder within the meaning of Treasury Regulation §1.382-2T(g) and (y) a material limitation on the net operating losses available to the Company immediately prior to the time of such acquisition, or (b) any equity securities of the Company or Outstanding Notes without the prior consent of the Company to the extent such acquisition would result in a Supporting Noteholder or any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which it forms a part thereby beneficially owning equity securities comprising 22.5% or more of the voting power of the Company’s equity securities determined as of the date of such proposed acquisition giving pro forma effect to the Exchange Offer (excluding any equity securities acquired by way of stock dividend, stock split, reorganization, recapitalization, rights offering, merger, consolidation or other like distributions approved and made by the Company to holders of equity securities or debt obligations of the Company) and (ii) from and after the Settlement Date through the Standstill Termination Date (as defined below), the Supporting Noteholders and their affiliates shall not (without the prior written consent of the Company):

a)	except by way of stock dividend, stock split, reorganization, recapitalization, rights offering, merger, consolidation or other like distributions approved and made by the Company to holders of equity securities or debt obligations of the Company, acquire any beneficial ownership of shares of Class A common stock, or enter into any agreement or understanding in respect of the acquisition or voting of the Company’s equity securities or otherwise, or take any action, or fail to take any action, such that the Supporting Noteholder or any “group” of which it forms a part thereby beneficially owns equity securities comprising 22.5% or more of the voting power of the Company’s equity securities; or

b)	take any action, directly or indirectly, alone or in concert with others, (i) to seek the removal of any member of the Company’s Board of Directors (other than with respect to the Noteholder Directors (as defined below)), (ii) to vote or solicit proxies other than (x) in favor of each director that the Board of Directors recommends for election, (y) against any director the Board of Directors has not nominated for election and (z) in accordance with the recommendation of the Board of Directors or any other matters proposed by the Company or by one or more stockholders of the Company (other than any (a) proposed merger or other extraordinary transaction requiring a vote of the stockholders of the Company under Delaware law or (b) proposed modification of the Company’s certificate of incorporation that adversely affects the legal rights of the Supporting Noteholders), (iii) make any stockholder proposal, (iv) make any request for a stockholder list or similar materials, (v) publicly contest the validity, or publicly request a waiver, of the foregoing obligations, (vi) make any disparaging public announcement about the Company, its business or its officers or directors or (vii) encourage or assist with any of the foregoing.

“Standstill Termination Date” means the earliest of (i) November 28, 2020, (ii) (a) the termination of the Company’s stockholders’ agreement, dated as of September 16, 2011 (the “Stockholders’ Agreement”), by agreement of the parties thereto (and not pursuant to the terms thereof expressly providing for such termination), or (b) the amendment or waiver by the Company of any provision thereof (and not pursuant to the terms thereof expressly providing for the same), to the extent it (x) reduces, in any material respect, the restrictions contained in the Stockholders’ Agreement on the acquisition of equity securities set forth therein or (y) permits the acquisition of equity securities in violation of the terms thereof, (iii) a bankruptcy event and (iv) the termination of the existing credit agreement (as defined herein).

The Refinancing Support Agreement also contemplates that upon consummation of the Exchange Offer, the Company will issue two new classes of common stock of the Company, Class D common stock (“Class D common stock”) and Class E common stock (“Class E common stock”), to certain Supporting Noteholders. Except as provided by law, shares of Class D common stock and Class E common stock issued to such Supporting Noteholders will not have any voting rights; provided that holders of Class D common stock will be entitled to vote separately, without the holders of any other class of stock, with respect to the election of an additional director and similarly holders of Class E common stock will be entitled to vote separately, without the holders of any other class of stock, with respect to the election of an additional director.

None of the Supporting Noteholders is affiliated with any director or officer of the Company or with each other.

The consideration to be provided to holders in the Exchange Offer for each $1,000 of Outstanding Notes properly tendered and not withdrawn on or prior to the Exchange Offer’s Early Tender Date (the “Early Tender Date”) will consist of (i) at the holder’s option, (a) $500 of revolving loans due 2020 (the “revolving loans”) or (b) $500 of participation interests in the revolving loans (the “participation interests”) and (ii) 24.016 shares of Class A common stock (and/or warrants to purchase an equal number of shares of Class A common stock if deemed necessary to comply with the requirements of the Communications Act of 1934, as amended, or the rules, regulations and policies promulgated by the Federal Communications Commission in effect from time to time (the “warrants”)). For each $1,000 of Outstanding Notes tendered after the Early Tender Date and on or before the Exchange Offer’s Expiration Date (the “Expiration Date”), holders will receive $450 of participation interests and 24.016 shares of Class A common stock (and/or warrants).

In respect of the accrued and unpaid interest due on the Outstanding Notes, each Eligible Holder that properly tenders its Outstanding Notes on or prior to the Early Tender Date, and does not properly withdraw its tender on or prior to the Exchange Offer’s Withdrawal Deadline, will receive 100% of the accrued and unpaid interest due on such Outstanding Notes in cash on the Settlement Date. Eligible Holders that properly tender their Outstanding Notes after the Early Tender Date and on or before the Expiration Date that are accepted for exchange, will receive 50% of the accrued and unpaid interest due on such Outstanding Notes in cash on the Settlement Date.

The revolving loans will be issued under the Amended and Restated Credit Agreement, dated as of December 23, 2013, among Holdings, as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties from time to time party thereto (the “existing credit agreement”). In connection with the Exchange Offer, Holdings will borrow up to $305.0 million aggregate principal amount of revolving loans under the existing credit agreement. The revolving loans will be general obligations of Holdings, secured by first priority liens, ratably with the first priority liens securing other obligations under the existing credit agreement, on substantially all of the assets of Holdings (other than certain excluded assets) and will be guaranteed on a senior secured basis by the Company and the subsidiaries of Holdings that guarantee the other obligations under the existing credit agreement.

In connection with the Exchange Offer, Holdings will enter into two amendments to the existing credit agreement to (i) provide for the incurrence of the revolving loans pursuant to an Incremental Revolving Facility (as defined in our existing credit agreement) in an aggregate amount sufficient to consummate the Exchange Offer and (ii) include certain modifications to the terms of our existing revolver, including to (a) extend the Revolving Credit Termination Date (as defined in our existing credit agreement) to November 23, 2020, (b) modify the financial covenant in section 8.1 of our existing credit agreement to permit the borrowing of the revolving loans in connection with the Exchange Offer and require compliance with the Consolidated First Lien Net Leverage Ratio (as defined in our existing credit agreement) at the levels currently set forth in our existing credit agreement for any future borrowings under our existing revolver, (c) upon completion of the Exchange Offer, elimination of the financial maintenance covenant under our existing revolver, (d) increase the Applicable Margin (as defined in our existing credit agreement) with respect to the revolving loans to 13.25%, subject to a 1.0% floor, for Eurodollar Rate loans (as defined in our existing credit agreement), and 12.25%, subject to a 2.0% floor, for ABR loans (as defined in our existing credit agreement) and (e) increase the undrawn commitment fee to 5.0%.

At the Settlement Date, the participation interests will automatically be deposited into an entity that we will establish to effect the refinancing, Cumulus Pass Through Trust, a Delaware statutory trust (the “Trust”), in exchange for an equal aggregate principal amount of new trust certificates due 2020 (the “trust certificates”), representing fractional undivided interests in the property of the Trust (the “Trust Property”). The Trust Property will consist of:

a)	participation interests in the revolving loans, with an aggregate principal amount equal to the aggregate principal amount of outstanding trust certificates;

b)	funds resulting from payments made in respect of interest and fees on the revolving loans and repayments of revolving loans with a corresponding reduction in commitments, in each case which are deposited into the Trust from time to time for distribution to holders of trust certificates (“Certificateholders”);

c)	funds resulting from repayments of principal on the revolving loans without a corresponding reduction in commitments that are deposited on behalf of the Trust with an institution, as a lender under the existing credit agreement (the “new revolving lender”), from time to time and held by the new revolving lender to fund any future revolving borrowings or for distribution to the Trust for distribution to Certificateholders once the commitments relating to such repayment amounts have been terminated; and

d)	certain other assets and contractual rights and remedies as described in more detail in the Offering Memorandum provided to noteholders in connection with the Exchange Offer (the “Offering Memorandum”).

In connection with the Exchange Offer, the Company will amend and restate its Third Amended and Restated Certificate of Incorporation to provide for the issuance of (i) shares of Class D common stock and (ii) shares of Class E common stock to certain Supporting Noteholders, in addition to the consideration otherwise provided to those

Supporting Noteholders in the Exchange Offer, in consideration of the Company’s obligations under the Refinancing Support Agreement to provide such Supporting Noteholders with certain governance rights, including the ability for the holders of the Class D common stock to nominate one director to the Company’s board of directors and for the holders of the Class E common stock to nominate one director to the Company’s Board of Directors (collectively, the “Noteholder Directors”), and thereafter, at each annual meeting of the Company’s stockholders, elect or designate the Noteholder Directors. The shares of Class D common stock and Class E common stock issued to such Supporting Noteholders will not have any voting rights, other than with respect to the election of the Noteholder Directors or as provided by law. The holders of Class D common stock and Class E common stock will share equally on a per share basis with the holders of Class A common stock (and warrants for Class A common stock) with respect to dividends or other distributions that may be declared by the Company’s Board of Directors from time to time or in the liquidation or winding up of the Company. The shares of Class D common stock and Class E common stock will be automatically convertible into an equal number of shares of Class A common stock upon the occurrence of certain events or at the option of the holder thereof.

The Exchange Offer will be made, and the revolving loans, participation interests, trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be offered and issued, only to holders of Outstanding Notes that (a) are both (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and institutional “accredited investors” as defined in the Securities Act, and (ii) “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and (b) are not “benefit plan investors” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act. The holders of Outstanding Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.” The holders of Outstanding Notes that are not Eligible Holders will not be able to receive the Offering Memorandum or to participate in the Exchange Offer.

The offering of the revolving loans, the participation interests, the trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will not be registered under the Securities Act or any state securities law. The trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be subject to restrictions on transfer and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In accordance with the terms of the Refinancing Support Agreement, at the Settlement Date, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which the Company will agree to file with the Securities and Exchange Commission, within sixty (60) days following the Settlement Date, subject to the terms and conditions contained in the Registration Rights Agreement, a registration statement registering for resale (i) the shares of Class A common stock issued in the Exchange Offer (or warrants, if applicable, and shares of Class A common stock underlying such warrants, if applicable) and (ii) the shares of Class A common stock into which the shares of Class D common stock and Class E common stock issued to certain Supporting Noteholders are convertible. Additionally, the Trust has not been and will not be registered as an “investment company” under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.

The information contained in this report shall not constitute an offer to sell or exchange, or a solicitation of an offer to sell or exchange, any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful. The Exchange Offer, when commenced, will be made solely pursuant to an offer to exchange and related letter of transmittal, which will set forth the complete terms and conditions of the Exchange Offer.

A copy of the press release announcing entry into the Refinancing Support Agreement is attached hereto as Exhibit 99.1.

Voting Agreement

In addition, on December 6, 2016, the Company and Crestview Radio Investors, LLC (“Crestview”) entered into a voting agreement pursuant to which Crestview agreed that at each annual, special or other meeting of the stockholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval of the Company’s stockholders is sought, in each case, with respect to (i) the issuance of shares of Class A common stock in the Exchange Offer and (ii) the amendment and restatement of the Company’s certificate of incorporation to increase the number of authorized shares of Class A common stock and effect the issuance of the Class D common stock and Class E common stock to certain Supporting Noteholders (collectively, the “Transactions”), Crestview will (a) when a meeting is held, attend such meeting or otherwise cause such shares of common stock it holds to be counted as present thereat, and (b) vote (or cause to be voted) all shares of common stock held by Crestview as of the date of such meeting that are eligible to vote on the matter or matters submitted to a vote of the Company’s stockholders at such meeting in accordance with the recommendation of the Board of Directors of the Company with respect to the Transactions.

Item 9.01 - Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of December 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
	Name:	Richard Denning
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 7, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of December 7, 2016.